Exhibit 5

                               WHITE AND WILLIAMS
                             1800 One Liberty Place
                        Philadelphia, Pennsylvania 19103

                                  215-864-7000


                                                              November 29, 1996

V Band Corporation
565 Taxter Road
Elmsford, NY 10523

           Re: Stock Compensation Plan for Non-Employee
               Directors of V Band Corporation


Ladies and Gentlemen:

               We have acted as counsel for V Band Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended of 25,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock") which may be issued pursuant to the V Band Corporation Stock Compensation Plan for Non-Employee Directors (the "Plan").

               In connection with such representation, we have examined the following documents:

                  1. The Certificate of Incorporation of the
                     Company;

                  2. The By-laws of the Company;

                  3. Resolutions of the Board of Directors and
                     shareholders of the Company regarding the Plan;

                  4. The Plan.

               In addition to the foregoing, we have conferred with various officers of the Company and made such additional investigations of fact as we deemed necessary for purposes of this opinion.

V Band Corporation
November 29, 1996
Page Two

               Based on the foregoing, it is our opinion that the Common Stock, upon issuance pursuant to the terms of the Plan, will be duly authorized, legally and validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

               We  hereby   consent  to  all  references  to  our  firm  in  the
Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.



                                                       Very truly yours,



                                                       /s/White and Williams
                                                       ---------------------
                                                       WHITE AND WILLIAMS